STOCK PURCHASE AGREEMENT
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         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of July 12, 2001, by and among USWEBAUCTIONS, INC., f/k/a August Project 1 Corp., a Florida corporation ("USWA"), A1 CELLULAR, a North Carolina corporation ("A1"), EARL T. INGARFIELD, a Florida resident ("Ingarfield"), DAVID GOODEN, a South Carolina resident ("Gooden") and BEVERLY I. GOODEN, a South Carolina resident ("B. Gooden").

                                    RECITALS:

         A. Gooden owns 160 shares of the outstanding common stock, par value $1.00 per share of A1 (the "A1 Common Stock") and B. Gooden owns 40 shares of the A1 Common Stock which together constitutes all of the issued and outstanding capital stock of A1.

         B. Ingarfield owns all of the issued and outstanding capital stock of Lido Capital Corporation, a Florida corporation ("Lido Capital"), and Ingarfield and Lido Capital own twenty-three and one-tenth percent (23.1%) of the issued and outstanding capital stock of USWA. Ingarfield is entering into this Agreement for the benefits he will receive as a shareholder of USWA.

         B. Gooden and B. Gooden desire to exchange the A1 Common Stock for newly-issued shares of common stock, par value $0.001 per share of USWA (the "USWA Common Stock") on the terms and conditions set forth herein. This transaction is intended to be tax-free under the Internal Revenue Code of 1986, as amended (the "Code").




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                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the mutual agreements, covenants and premises set forth herein for certain other good and valuable consideration, the receipt and adequacy which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. STOCK EXCHANGE AND RELATED TRANSACTIONS.

         1.1. PREAMBLE AND RECITALS. The preamble and recitals hereinabove set forth are incorporated herein and made a part hereof.

         1.2. STOCK EXCHANGE. USWA shall acquire and Gooden and B. Gooden shall transfer to USWA one hundred percent (100%) of the capital stock of A1 in exchange for the issuance of the number of shares of USWA Common Stock as set forth in Section 1.3 hereof.

         1.3. EXCHANGE CONSIDERATION. USWA shall issue newly-issued shares of USWA Common Stock to Gooden and B. Gooden in exchange for all of the A1 Common Stock. The total number of shares of USWA Common Stock to be issued to Gooden shall be eight million six hundred forty thousand (8,640,000) shares and to be issued to B. Gooden shall be two million one hundred sixty thousand (2,160,000) shares (the "Exchange Consideration").

         1.4. CLOSING AND EFFECTIVE DATE. The closing shall occur as soon as practicable after the satisfaction of the conditions precedent set forth in Sections 6, 7 and 8 hereof, but in no event later than ninety (90) days after the date of this Agreement (the "Closing"). The date of Closing is referred to herein as the "Closing Date." The Closing shall take place at a location and time as may be mutually agreed upon by USWA and Gooden.

         1.5. REGISTRATION.


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              1.5.1. MANDATORY REGISTRATION. Prior to the Closing Date, USWA
shall prepare, file with and have declared effective by the Securities and Exchange Commission (the "SEC") a registration statement covering the resale of all of the shares of USWA Common Stock held by the entities as set forth in
Schedule 1.5 attached hereto in such amounts as set forth opposite such entities' names (the "Investor Shares"). In the event that Form S-3 is unavailable for such registration, USWA shall use such other form as is available for such a registration. USWA shall use its best efforts to have such registration statement declared effective as son as reasonably possible after filing with the SEC.

         1.5.2. EXPENSES OF REGISTRATION. All expenses incurred in connection with registrations, filings or qualifications pursuant to Section 1.5.1, including, without limitation, all registration, listing and qualification fees, printers, legal and accounting fees shall be paid by Ingarfield and either paid or escrowed prior to Closing under terms acceptable to Gooden.

         1.6. FEES AND EXPENSES. Prior to the Closing, USWA shall pay all fees and expenses of Kirkpatrick & Lockhart LLP and HJ & Associates, LLC incurred by USWA through the Closing Date. An estimate of said fees and the basis of computation is attached hereto as Schedule 1.6.

         1.7 AUDIT. After Closing, USWA shall reimburse A1 for all fees, costs and expenses paid by it for the audit of A1 as described in Section 3.6 hereof.



2. ADDITIONAL AGREEMENTS.

         2.1. ACCESS AND INSPECTION. Each party hereto has allowed, and shall continue to allow the other parties (as applicable) and their authorized

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representatives full access to all of the properties, books, contracts, commitments and records of the other party for the purpose of making such investigations as each party has or will reasonably requested in connection with the transactions contemplated hereby.

         2.2. CONFIDENTIAL TREATMENT OF INFORMATION. From and after the date hereof, the parties hereto shall and shall cause their representatives to hold in confidence this Agreement (including the Schedules hereto), all matters relating hereto and all data and information obtained with respect to the other parties or their business, except such data or information as is published or is a matter of public record, or as compelled by legal process. In the event this Agreement is terminated pursuant to Section 10 hereof, each party shall promptly return to the other(s) any statements, documents, schedules, exhibits or other written information obtained from them in connection with this Agreement, and shall not retain any copies thereof.

         2.3. CONFIDENTIALITY.

              2.3.1. CONFIDENTIAL INFORMATION. Upon the termination of this Agreement, A1 and Gooden shall return to USWA and USWA and Ingarfield shall return to A1 any such property or documents which are in their possession, custody or control, but each party's obligation of confidentiality shall survive such termination and unless any confidential and secret information which is a competitive asset of USWA or A1("Confidential Information") shall have become, through no fault of A1 or Gooden with respect to USWA and through no fault of USWA or Ingarfield with respect to A1, generally known to the trade. The obligations of each party under this subsection are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which each party may have under general legal or equitable principles or under an

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employment agreement (as hereinafter defined).

              2.3.2. NO SOLICITATION OF COMPETING TRANSACTIONS. From and after the date hereof until the earlier of the Closing Date or the termination of this Agreement, A1, Gooden, USWA, and Ingarfield will not, directly or indirectly, and will instruct their respective representatives not to, directly or indirectly, solicit or initiate (including by way of furnishing non-public information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer that constitutes: (a) a merger, consolidation, share exchange, business combination or other similar transaction; (b) a sale, lease, exchange, transfer or other disposition of any significant assets of A1 or USWA, other than in the ordinary course of business or sales of obsolete materials; or (c) an acquisition of any A1 capital stock or USWA capital stock (collectively, a "Competing Transaction"), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of their representatives to take any such action. A1 and USWA immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted with respect to a Competing Transaction.

              2.3.3. REMEDIES. It is expressly agreed by A1, Gooden, USWA and Ingarfield that the provisions in this Section 2 are reasonable for purposes of preserving for A1 and USWA their respective businesses, goodwill and Confidential Information. It is also agreed that if any provision is found by a court having jurisdiction to be unreasonable because of scope, area or time, then that provision shall be amended to correspond in scope, area and time to that considered reasonable by a court and as amended shall be enforced and the remaining provisions shall remain effective. In the event any breach, actual or threatened, of these provisions by any party hereto, the parties recognize and

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acknowledge that a remedy at law will be inadequate and the other parties may suffer irreparable injury. Each party hereto consents to injunctive and other appropriate equitable relief without the posting of a bond upon the institution of proceedings therefor by the other parties in order to protect the other parties' rights. Such relief shall be in addition to any other relief to which each party may be entitled at law, in equity, or under any other agreement. The provisions of this Section 2.3 (including the subsections) shall survive the termination of this Agreement.

         2.4. PUBLIC ANNOUNCEMENTS. The parties will consult with each other before issuing any press releases or otherwise making any public statement with respect to this Agreement or any of the transactions contemplated hereby and no party will issue any such press release or make any such public statement without the prior written consent of the other parties, except as may be required by law or by the rules and regulations of any governmental authority or securities exchange.

         2.5. SECURITIES LAW MATTERS.

              2.5.1. PRIVATE PLACEMENT. The issuance of the shares of USWA Common Stock to Gooden and B. Gooden hereunder shall not be registered under the Securities Act of 1933, as amended, (the "Securities Act") by reason of the exemption provided by Section 4(2) thereof, and such shares may not be further transferred unless such transfer is registered under applicable securities laws or, in the opinion of USWA's or Gooden's counsel, such transfer complies with an exemption from such registration. All certificates evidencing the Exchange Consideration to be issued to Gooden and B. Gooden shall be legended to reflect the foregoing restriction.

         2.6. FURTHER ASSURANCES. The parties shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of this Agreement, including,

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without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the A1 Common Stock to USWA and to consummate the transactions contemplated by this Agreement.

         2.7. EMPLOYMENT AGREEMENTS. At the Closing, Gooden shall execute and deliver an employment agreement (the "Employment Agreement") with USWA or A1 in the form attached hereto as Schedule 2.7.

         2.8. CONSISTENT TAX FILING POSITION. Each of the parties hereto shall file all federal income tax returns in a manner consistent with the intended tax-free nature of this transaction.

         2.9. USWA'S FINANCIAL CONDITION AT CLOSING. Prior to the Closing, USWA shall take such action to transfer all of the assets out of USWA and pay all liabilities of USWA so that effective as of the Closing, USWA shall not have any assets or liabilities whatsoever.

         2.10. DISTRIBUTIONS BY A1. A1 has elected to be taxed as an "S" Corporation under the Code. Prior to the Closing, A1 shall distribute to Gooden and B. Gooden assets of A1 equal to A1's accumulated, but undistributed, earnings and profits as determined by the Internal Revenue Code.

         2.11. SEC FILINGS. Prior to the Closing, USWA shall timely make all appropriate filings with the Securities and Exchange Commission.

         2.12. DIRECTORS AND OFFICERS. At the Closing, the then-current officers and directors of USWA shall resign effective as of the Closing Date. The parties hereto agree to take the necessary action to elect new officers and directors of USWA as nominated by Gooden.

         2.13. HGB FEE. After the Closing, USWA shall pay the $100,000 consulting fee due to HGB Financial Group, LLC, a South Carolina limited liability company, ("HGB") pursuant to the Consulting Agreement dated February 1, 2001 between HGB and A1, as amended.

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3. REPRESENTATIONS, COVENANTS AND WARRANTIES OF GOODEN AND A1. To further induce
USWA and Ingarfield to enter into this Agreement and to consummate the transactions contemplated hereby, A1 and Gooden each hereby jointly and severally represent and warrant to and covenant with USWA as follows:

         3.1. ORGANIZATION AND QUALIFICATION; ABSENCE OF SUBSIDIARIES. A1 is a corporation duly organized and validly existing and in good standing under the laws of the State of North Carolina and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is currently being conducted. A1 is duly qualified or licensed and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, financial condition, prospects or future business of A1 (collectively, an "A1 Material Adverse Effect"). Except as set forth on Schedule 3.1, A1 does not have any subsidiaries nor an equity interest in any partnerships or joint venture arrangements or other business entity.

         3.2. CAPITALIZATION AND RELATED MATTERS.

              3.2.1. Shares; Capitalization. The authorized capital stock of A1 consists solely of 100,000 shares of common stock $1.00 par value per share, of which two hundred (200) shares are issued and outstanding and none are held in its treasury. All of the shares of A1 Common Stock are owned of record, legally and beneficially by Gooden and B. Gooden. The shares of A1 Common Stock are free and clear of any and all security interests, encumbrances, and rights of any kind or nature whatsoever (collectively, "Encumbrances"), and upon delivery of

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the A1 Common Stock hereunder, USWA will acquire title thereto, free and clear of any and all Encumbrances. Other than voting rights, redemption rights and such other rights conferred by A1's charter documents and by applicable North Carolina statutes, there exist no Securities Rights (as defined herein) with respect to the A1 Common Stock. All rights and powers to vote the shares of A1 Common Stock are held exclusively by Gooden and B. Gooden. All of the A1 Common Stock are validly issued, fully paid and nonassessable, were not issued in violation of the terms of any agreement or other understanding, and were issued in compliance with all applicable federal and state securities or "blue sky" laws and regulations. The certificates representing the A1 Shares to be delivered to USWA at the Closing are, and the signatures and endorsements thereof or stock powers relating thereto will be, valid and genuine. For the purposes of this section, "Securities Rights" means, with respect to the A1 Common Stock (whether issued or unissued) or any other securities convertible into or exchangeable for A1 Common Stock, and includes all written or unwritten contractual rights relating to the issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting of the A1 Common Stock and all rights conferred by A1's governing documents and by any applicable agreement.

              3.2.2. LIABILITIES AND OBLIGATIONS. A1 has no material debt, obligation or liability, absolute, fixed, contingent or otherwise, of any nature whatsoever, whether due or to become due, including any unasserted claim, whether incurred directly or by any predecessor thereto, and whether arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition, which individually or in the aggregate would have an A1 Material Adverse Effect except: (i) those reflected or reserved against on the A1 Financial Statements (as defined herein) in the amounts shown therein; (ii) those that have arisen in the ordinary course of business of A1

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after the Balance Sheet Date (as defined herein) through the Closing Date, none of which, individually or in the aggregate, has had or will have an A1 Material Adverse Effect on the business or financial condition of A1; and (iii) those set forth in Schedule 3.2.

         3.3. Articles of Incorporation and By-Laws. Attached hereto as Schedule
3.3 are complete and correct copies of the articles of incorporation and the by-laws of A1. Such Articles of Incorporation and By-Laws are in full force and effect and have not been amended or modified.

         3.4. Authority Relative to This Agreement. A1 and Gooden have all necessary corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated by this Agreement. Gooden has full right and capacity to enter into this Agreement and to carry out his obligations hereunder. The execution and deliver of this Agreement by A1 and Gooden, the performance by Gooden of his obligations hereunder and the consummation by A1 of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of A1 or Gooden as are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by A1 and Gooden and constitutes the legal, valid and binding obligations of A1 and Gooden, enforceable against A1 and Gooden in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of creditors' rights generally.

         3.5. Permits and Licenses; Compliance. To the best knowledge of Gooden and A1, A1 is in possession of all permits and licenses necessary for the conduct of its business and, as of the date hereof, no suspension or cancellation of any such permits or licenses is pending or, to the knowledge of

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Gooden and A1 after reasonable investigation, threatened, except where the failure to possess, or the suspension or cancellation of, any such permits or licenses would not, individually or in the aggregate, have an A1 Material Adverse Effect. A1 is not in conflict with, or in default or violation of, (a) any law applicable to A1 or by which any property or asset of A1 is bound or (b) any permit or license, other than conflicts or violations which, individually or in the aggregate, would not have an A1 Material Adverse Effect.

         3.6. FINANCIAL STATEMENTS. True and complete copies of (a) the audited balance sheet of A1 for the fiscal periods ended as of December 31, 1999 and 2000 and the related audited statements of income, retained earnings and cash flow for the periods ending as of December 31, 1999 and 2000 with all related notes and schedules thereto, accompanied by the reports thereon by A1's Accountants (collectively referred to herein as the "A1 Audited Financial Statements") and (b) the unaudited balance sheets of A1 for May 2001 and the related statements of income of A1 (collectively referred to herein as the "A1 Interim Financial Statements and together with the A1 Audited Financial Statements are collectively referred to as the "A1 Financial Statements") are attached hereto as Schedule 3.6. The A1 Financial Statements (i) were prepared in accordance with the books of account and other financial records of A1, (ii) present fairly the financial condition and results of operations of A1 as of the dates thereof or for the periods covered thereby in all material respects, (iii) have been prepared in accordance with U.S. GAAP (except as may be indicated in the notes thereto) applied on a basis consistent with the past practices of A1 and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of A1 and the results of the operations of A1 as of the dates thereof or for the periods covered thereby (subject, in the case of A1 Interim Financial Statement, to

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normal recurring year-end adjustments).

         3.7. ABSENCE OF LITIGATION. There is no legal or administrative action or proceeding pending or, to the knowledge of A1 or Gooden after reasonable investigation, threatened against A1 or any property or asset of A1.

         3.8. EMPLOYEE BENEFIT MATTERS.

              3.8.1. BENEFIT PLANS. Except as set forth in Schedule 3.8, there are no employee benefit plans (as defined in Section 3(3) of ERISA), bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements to which A1 is a party, with respect to which A1 has any obligation, or which are maintained, contributed to, or sponsored by A1 for the benefit of any current or former employee, officer, or director of A1.

         3.9. INTELLECTUAL PROPERTY.

              3.9.1. Set forth on Exhibit 3.9 hereto is a list of customers, products, product know-how and technology used by A1 in the conduct of its business (the "A1 Intellectual Property").

              3.9.2. No claim has been asserted to the best knowledge of Gooden and A1 that the use of A1 Intellectual Property or the conduct of the business of A1 does or may infringe upon such rights of any third party.

              3.9.3. Subject to ordinary software licenses, A1 is the owner of the entire, title and interest in and to the Intellectual Property, free and clear of all Encumbrances, and has the right to use, all A1 Intellectual Property in the continued operations of A1.

              3.9.4. The A1 Intellectual Property has not been adjudged invalid

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or unenforceable in whole or part by any governmental authority.

              3.9.5. To the best knowledge of A1 and Gooden, no person or entity is engaging in any activity that infringes upon A1 Intellectual Property or upon the rights of A1 therein. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of A1 Intellectual Property.

              3.9.6. Except as set forth on Schedule 3.9, A1 has not granted to, nor received from, any third party any license or sublicense of intellectual property.

         3.10. TAXES. A1 has (a) filed all federal, state, local and foreign Tax (as defined herein) returns required to be filed by it prior to the date of this Agreement (taking into account extensions), (b) paid or accrued all Taxes shown to be due on such returns and paid all applicable ad valorem and value added Taxes as are due, and (c) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (a), (b) or (c) for such filings, payments or accruals which would not, individually or in the aggregate, have an A1 Material Adverse Effect. A1 has not received from any governmental authority any written notice of proposed adjustment, deficiency or underpayment of any Taxes, which notice has not been satisfied by payment or been withdrawn, and there are no material claims that have been asserted or threatened relating to such Taxes against A1. A1 has withheld or collected and paid over to the appropriate governmental authorities (or is properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts which would not, individually or in the aggregate, have an A1 Material Adverse Effect. For purposes of this Agreement, "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and

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additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature or excise, withholding, ad valorem, stamp, transfer, value added or gains taxes, license, registration and documentation fees, and custom duties, tariffs and similar charges.

         3.11. ASSETS.

              3.11.1. Except as disclosed in Schedule 3.11, A1 owns, leases or has the right to use all the properties and assets, including, without limitation, the real property and personal property, used in the conduct of its business or otherwise owned, leased, or used by A1 and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by A1 or in or relating to the conduct of its business (all such properties, assets and contract rights being the "Assets"). A1 has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all Encumbrances, except as set forth in the A1 Financial Statements.

              3.11.2. The Assets constitute all the properties, assets and rights forming a part of, used or held in, and all such properties, assets and rights used in the conduct of, the business of A1 as it is currently conducted. A1 has caused the Assets to be maintained in accordance with good business practice, and all the Assets are in good operating condition and repair, normal wear and tear excepted.

         3.12. Execution; No Inconsistent Agreements; Etc. Except as disclosed

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in Schedule 3.12, the execution and delivery of this Agreement by Gooden and A1 does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or by-laws of A1, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which A1 or Gooden is a party, pursuant to which A1 or Gooden otherwise receives benefits, or to which any of the properties of A1 or Gooden is subject.

         3.13. CORPORATE RECORDS. The statutory records, including the stock register and minute books of A1, fully reflect all issuances, transfers and redemptions of its capital stock, correctly show and will correctly show the total number of shares of its capital stock issued and outstanding on the date hereof and on the Closing Date, the charter or other organizational documents and all amendments thereto, and its by-laws as amended and currently in force.

         3.14. ABSENCE OF CHANGES. Except as described in Schedule 3.14, from December 31, 2000 (the "Balance Sheet Date") to the date of this Agreement:

              3.14.1. there has been no material adverse change in the business, assets, liabilities, results of operations or financial condition of A1 or its relationships with suppliers, customers, employees, lessors or others; and

              3.14.2. A1 has materially complied with the covenants and restrictions set forth in Section 5 to the same extent as if this Agreement had been executed on, and had been in effect since the Balance Sheet Date.

         3.15. COMPLIANCE WITH LAW. The business and activities of A1 have at all times been conducted in accordance with its Articles of Incorporation and

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by-laws, any applicable law, regulation, ordinance, order, license, permit, rule, injunction or other restriction or ruling of any court or administrative or governmental agency, ministry, or body.

         3.16. CONTINGENCIES. There are no actions, suits, claims or proceedings pending, or, to the knowledge of A1 and Gooden after reasonable investigation, threatened against, by or affecting A1 or Gooden in any court or before any arbitrator or governmental agency that may have an A1 Material Adverse Effect or which could adversely affect the right or ability of A1 or Gooden to consummate the transactions contemplated hereby. To the best knowledge of A1 and Gooden, there is no valid basis upon which any such action, suit, claim, or proceeding may be commenced or asserted against A1. There are no unsatisfied judgments against A1 and no consent decrees or similar agreements to which A1 is subject.


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         3.17. MATERIAL CONTRACTS. Except as set forth on Schedule 3.17, there are no contracts of A1 which involve consideration in excess of the equivalent of $10,000.00 or have a term of one (1) year or more (collectively, the "Material Contracts").

         3.18. INSURANCE. Schedule 3.18 contains a complete list of all policies of insurance presently maintained by A1, all of which are, and will be maintained through the Closing Date, in full force and effect, and all premiums due thereon have been paid. A1 has received no notices of cancellation with respect thereto.

         3.19. EMPLOYMENT AND LABOR MATTERS. Schedule 3.19 sets forth the name, position, employment date, and current compensation (base and bonus) of each employee of A1. A1 is not a party to any collective bargaining agreement or agreement of any kind with any union or labor organization. There has not been any attempt by any union or other labor organization to organize the employees of A1 at any time.

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         3.20. ENVIRONMENTAL MATTERS. A1 is not in violation, in any material respect, of any Environmental Law (as defined herein); A1 has received all permits and approvals with respect to emissions into the environment and the proper collection, storage, transport, distribution or disposal of Wastes (as defined herein) and other materials required for the operation of its business at present operating levels; and A1 is not liable or responsible for any clean up, fines, liability or expense arising under any Environmental Law, as a result of the disposal of Wastes or other materials in or on the property of A1 (whether owned or leased), or in or on any other property, including property no longer owned, leased or used by A1. As used herein, (a) "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree (foreign or domestic) regulating, relating to, or imposing liability or standards of conduct concerning, Wastes, or the environment; and (b) "Wastes" means and includes any hazardous, toxic or dangerous waste, liquid, substance or material (including petroleum products and derivatives), the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

         3.21. INVENTORIES. The amounts stated as inventories of A1 on the A1 Financial Statements reflect fairly the products, materials and supplies and spare parts held by it on each respective date for its use or for sale to customers. The inventory shown on the A1 Financial Statements (i) represents items of a quality and quantity usable and saleable in the ordinary course of business, and (ii) conforms in all material respects to customary trade standards for such inventory in A1's current markets. The quantity and quality of the inventory of A1 as of the Closing Date shall be the same as that existing as of the Balance Sheet Date, except for changes occurring in the ordinary course of business, none of which shall have an A1 Material Adverse Effect. A1 has not given and shall not give, prior to the Closing Date, any express written warranty with respect to any goods or products sold except standard manufacturer's warranties.

         3.22. RECEIVABLES. To the knowledge of A1 and Gooden, all notes receivable and accounts receivable shown on the A1 Financial Statements and all such receivables now held by A1 were and are valid and collectible obligations of the respective makers thereof and were not and are not subject to any offset or counterclaim; except for a portion of such receivables, not to exceed the amount, if any, shown as the allowance for bad debt on the A1 Financial Statements, which may prove not to be collectible.

         3.23. Agreements and Transactions with Related Parties. Except as set forth in Schedule 3.23, A1 is not, and since the date of the A1 Balance Sheet has not been, a party to any material contract, agreement, lease or transaction with, or any other commitment to, (i) a Shareholder, (ii) any person related by blood, adoption or marriage to a Shareholder, (iii) any director or officer of A1, (iv) any corporation or other entity in which any of the foregoing parties has, directly or indirectly, at least five percent (5.0%) beneficial interest in the capital stock or other type of equity interest in such corporation or other entity, or (v) any partnership in which any such party is a general partner or a limited partner having a five percent (5%) or more interest therein (any or all of the foregoing being herein referred to as a "Related Party" and collectively as the "Related Parties"). Except as set forth on Schedule 3.23 and without limiting the generality of the foregoing, (A) no Related Party, directly or indirectly, owns or controls any assets or properties which are or have since the date of the A1 Balance Sheet been used in the business of A1, and (B) no Related Party, directly or indirectly, engages in or has any significant interest in or connection with any business: (1) which is or which, since inception of A1, has been a competitor, customer or supplier of, or has done business with, A1, or (2) which as of the date hereof sells or distributes products or provides services which are similar or related to the products or services of A1.

         3.24. FULL DISCLOSURE. No representation or warranty of A1 or Gooden contained in this Agreement, and none of the statements or information concerning A1 contained in this Agreement and the Exhibits and Schedules hereto, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. 3.25. ____ Acknowledgment of Receipt of Disclosure Materials. Gooden has received and reviewed copies of the following disclosure documents filed by USWA with the Securities and Exchange Commission (collectively, the "SEC Documents"): (1) Reports on Form 10-QSB for the three month period ended March 31, 2000, June 30, 2000, September 30, 2000 and March 31, 2001; (2) Report
on Form 10-KSB for the year ended December 31, 2000; and (3) Registration Statement on Form 10-SB, filed on February 24, 2000.


4. REPRESENTATIONS AND WARRANTIES OF USWA AND INGARFIELD. To induce A1 and Gooden to enter into this Agreement and to consummate the transactions contemplated hereby, USWA and Ingarfield each hereby jointly and severally represent and warrant to and covenant with A1 and Gooden as follows:

         4.1. ORGANIZATION AND QUALIFICATION; ABSENCE OF SUBSIDIARIES.
USWA is a corporation duly organized and validly existing and in good standing under the laws of the State of Florida and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is currently being conducted. USWA is duly qualified or licensed and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, financial condition, prospects or future business of USWA (collectively, an "USWA Material Adverse Effect"). Except as set forth on Schedule 4.1, USWA does not have any subsidiaries nor an equity interest in any partnerships or joint venture arrangements or other business entity.

         4.2. CAPITALIZATION AND RELATED MATTERS.

              4.2.1. Shares; Capitalization. The authorized capital stock of USWA consists of 50,000,000 shares of common stock, of which 9,680,000 shares are issued and outstanding and 10,000,000 shares of preferred stock, none of which is outstanding. As of the Closing Date, USWA shall have effected a reverse stock split which shall result in USWA having an aggregate of 2,000,000 shares of common stock issued and outstanding. The USWA Common Stock will be, as of the Closing Date, duly and validly authorized and issued, fully paid and non-assessable, and will be issued to Gooden and B. Gooden free of all Encumbrances, claims and liens whatsoever. As of the Closing, USWA will have 12,800,000 issued and outstanding shares of common stock of which 10,800,000 shall be issued to Gooden and B. Gooden. Other than voting rights, redemption rights and such other rights conferred by USWA's charter documents and by applicable Florida statutes, there exist no Securities Rights (as defined herein) with respect to the USWA Common Stock. None of the USWA Common Stock was issued in violation of the terms of any agreement or other understanding, and were issued in compliance with applicable securities laws and regulations. For the purposes of this section "Securities Rights" means, with respect to the USWA Common Stock (whether issued or unissued) or any other securities convertible in to or exchangeable for USWA Common Stock, and includes all written or unwritten contractual rights relating to the issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting of the USWA Common Stock and all rights conferred by USWA's governing documents and by any applicable agreement.

              4.2.2. LIABILITIES AND OBLIGATIONS. USWA has no material debt, obligation or liability, absolute, fixed, contingent or otherwise, of any nature whatsoever, whether due or to become due, including any unasserted claim, whether incurred directly or by any predecessor thereto, and whether arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition, which individually or in the aggregate would have an USWA Material Adverse Effect except: (i) those reflected or reserved against on the USWA Financial Statements (as defined herein) in the amounts shown therein; (ii) those that have arisen in the ordinary course of business of USWA after the Balance Sheet Date (as defined herein) through the Closing Date, none of which, individually or in the aggregate, has had or will have an USWA Material Adverse Effect on the business or financial condition of USWA; and
(iii) those set forth in Schedule 4.2.

         4.3. ARTICLES OF INCORPORATION AND BY-LAWS. Attached hereto as Schedule
4.3 are complete and correct copies of the articles of incorporation and the by-laws of USWA. Such Articles of Incorporation and By-Laws are in full force and effect and have not been amended or modified.

         4.4. AUTHORITY RELATIVE TO THIS AGREEMENT. USWA has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. Ingarfield has full right and capacity to enter into this Agreement and to carry out his obligations hereunder. The execution and delivery of this Agreement by USWA and Ingarfield, the performance by Ingarfield of his obligations hereunder and the consummation by USWA of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of USWA or Ingarfield as are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by USWA and Ingarfield and constitutes the legal, valid and binding obligations of USWA and Ingarfield, enforceable against USWA and Ingarfield in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of creditors' rights generally.

         4.5. PERMITS AND LICENSES; COMPLIANCE. To the knowledge of USWA and Ingarfield, USWA is in possession of all permits and licenses necessary for the conduct of its business and, as of the date hereof, no suspension or cancellation of any such permits or licenses is pending or, to the knowledge of USWA and Ingarfield after reasonable investigation, threatened, except where the failure to possess, or the suspension or cancellation of, any such permits or licenses would not, individually or in the aggregate, have an USWA Material

Adverse Effect. USWA is not in conflict with, or in default or violation of, (a) any law applicable to USWA or by which any property or asset of USWA is bound or
(b) any permit or license, other than conflicts or violations which, individually or in the aggregate, would not have an USWA Material Adverse Effect.

         4.6. Financial Statements. True and complete copies of (a) the audited balance sheet of USWA for the fiscal periods ended as of December 31, 2000 and the related audited statements of income, retained earnings and cash flow for the periods ending as of December 31, 2000 with all related notes and schedules thereto, accompanied by the reports thereon by USWA's Accountants (collectively referred to herein as the "USWA Audited Financial Statements") and (b) the unaudited balance sheet of USWA as of May 30, 2001 and the related statements of income of USWA (collectively referred to herein as the "USWA Interim Financial Statements and together with the USWA Audited Financial Statements are collectively referred to as the "USWA Financial Statements") have been delivered by USWA to A1 and Gooden and are attached hereto as Schedule 4.6. The USWA Financial Statements (i) were prepared in accordance with the books of account and other financial records of USWA, (ii) present fairly the financial condition and results of operations of USWA as of the dates thereof or for the periods covered thereby in all material respects, (iii) have been prepared in accordance with U.S. GAAP (except as may be indicated in the notes thereto) applied on a basis consistent with the past practices of USWA and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of USWA and the results of the operations of USWA as of the dates thereof or for the periods covered thereby (subject, in the case of USWA Interim Financial Statement, to normal recurring year-end adjustments).

         4.7. ABSENCE OF LITIGATION. There is no legal or administrative action or proceeding pending or, to the knowledge of USWA or Ingarfield after reasonable investigation, threatened against USWA or any property or asset of USWA.

         4.8. EMPLOYEE BENEFIT MATTERS.

              4.8.1. BENEFIT PLANS. Except as set forth in Schedule 4.8, there are no employee benefit plans (as defined in Section 3(3) of ERISA), bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements to which USWA is a party, with respect to which USWA has any obligation, or which are maintained, contributed to, or sponsored by USWA for the benefit of any current or former employee, officer, or director of USWA.

         4.9. INTELLECTUAL PROPERTY.

              4.9.1. Set forth on Exhibit 4.9 hereto is a list of the customers, products, product know-how and technology used by USWA in the conduct of its business (the "USWA Intellectual Property").

              4.9.2. No claim has been asserted to the best knowledge of Ingarfield and USWA that the use of the USWA Intellectual Property or the conduct of the business of USWA does or may infringe upon such rights of any third party.

              4.9.3. Subject to ordinary software licenses, USWA is the owner of the entire, title and interest in and to the Intellectual Property, free and clear of all Encumbrances, and has the right to use, all USWA Intellectual Property in the continued operations of USWA.

              4.9.4. The USWA Intellectual Property has not been adjudged invalid or unenforceable in whole or part by any governmental authority.

              4.9.5. To the best knowledge of USWA and Ingarfield, no person or entity is engaging in any activity that infringes upon USWA Intellectual Property or upon the rights of USWA therein. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of USWA Intellectual Property.

              4.9.6. Except as set forth on Schedule 4.9, USWA has not granted to, nor received from, any third party any license or sublicense of intellectual property.

         4.10. TAXES. USWA has (a) filed all federal, state, local and foreign Tax (as defined herein) returns required to be filed by it prior to the date of this Agreement (taking into account extensions), (b) paid or accrued all Taxes shown to be due on such returns and paid all applicable ad valorem and value added Taxes as are due, and (c) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (a), (b) or (c) for such filings, payments or accruals which would not, individually or in the aggregate, have an USWA Material Adverse Effect. USWA has not received from any governmental authority any written notice of proposed adjustment, deficiency or underpayment of any Taxes, which notice has not been satisfied by payment or been withdrawn, and there are no material claims that have been asserted or threatened relating to such Taxes against USWA. USWA has withheld or collected and paid over to the appropriate governmental authorities (or is properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts which would not, individually or in the aggregate, have an USWA Material Adverse Effect. For purposes of this Agreement, "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature or excise, withholding, ad valorem, stamp, transfer, value added or gains taxes, license, registration and documentation fees, and custom duties, tariffs and similar charges.

         4.11. ASSETS.

              4.11.1. Except as disclosed in Schedule 4.11, USWA owns, leases or has the right to use all the properties and assets, including, without limitation, the real property and personal property, used in the conduct of its business or otherwise owned, leased, or used by USWA and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by USWA or in or relating to the conduct of its business (all such properties, assets and contract rights being the "Assets"). USWA has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all Encumbrances, except as set forth in the USWA Financial Statements.

              4.11.2. The Assets constitute all the properties, assets and rights forming a part of, used or held in, and all such properties, assets and rights used in the conduct of, the business of USWA as it is currently conducted. USWA has caused the Assets to be maintained in accordance with good business practice, and all the Assets are in good operating condition and repair, normal wear and tear excepted.

         4.12. EXECUTION; NO INCONSISTENT AGREEMENTS; ETC. The execution and delivery of this Agreement by USWA and Ingarfield does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or by-laws of USWA, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which USWA or Ingarfield is a party, pursuant to which USWA or Ingarfield otherwise receives benefits, or to which any of the properties of USWA or Ingarfield is subject.

         4.13. CORPORATE RECORDS. The statutory records, including the stock register and minute books of USWA, fully reflect all issuances, transfers and redemptions of its capital stock, correctly show and will correctly show the total number of shares of its capital stock issued and outstanding on the date hereof and on the Closing Date, the charter or other organizational documents and all amendments thereto, and its by-laws as amended and currently in force.

         4.14. ABSENCE OF CHANGES. Except as described in Schedule 4.14, from December 31, 2000 (the "USWA Balance Sheet Date") to the date of this Agreement:

              4.14.1. there has been no material adverse change in the business, assets, liabilities, results of operations or financial condition of USWA or its relationships with suppliers, customers, employees, lessors or others; and

              4.14.2. USWA has materially complied with the covenants and restrictions set forth in Section 5 to the same extent as if this Agreement had been executed on, and had been in effect since the USWA Balance Sheet Date.

         4.15. COMPLIANCE WITH LAW. The business and activities of USWA have at all times been conducted in accordance with its Articles of Incorporation and by-laws, any applicable law, regulation, ordinance, order, license, permit, rule, injunction or other restriction or ruling of any court or administrative or governmental agency, ministry, or body.

         4.16. CONTINGENCIES. There are no actions, suits, claims or proceedings pending, or, to the knowledge of USWA and Ingarfield after reasonable investigation, threatened against, by or affecting USWA or Ingarfield in any court or before any arbitrator or governmental agency that may have an USWA Material Adverse Effect or which could adversely affect the right or ability of USWA or Ingarfield to consummate the transactions contemplated hereby. To the best knowledge of USWA and Ingarfield, there is no valid basis upon which any such action, suit, claim, or proceeding may be commenced or asserted against USWA. There are no unsatisfied judgments against USWA and no consent decrees or similar agreements to which USWA is subject.

         4.17. MATERIAL CONTRACTS. Except as set forth on Schedule 4.17, there are no contracts of USWA which involve consideration in excess of the equivalent of $10,000.00 or have a term of one (1) year or more (collectively, the "Material Contracts").

         4.18. INSURANCE. Schedule 4.18 contains a complete list of all policies of insurance presently maintained by USWA, all of which are, and will be maintained through the Closing Date, in full force and effect, and all premiums due thereon have been paid. USWA has received no notices of cancellation with respect thereto. USWA has heretofore delivered to A1 and Gooden or their representatives a true, correct and complete copy of each such insurance policy.

         4.19. EMPLOYMENT AND LABOR MATTERS. Schedule 4.19 sets forth the name, position, employment date, and current compensation (base and bonus) of each employee of USWA. USWA is not a party to any collective bargaining agreement or agreement of any kind with any union or labor organization. There has not been any attempt by any union or other labor organization to organize the employees of USWA at any time.

         4.20. ENVIRONMENTAL MATTERS. USWA is not in violation, in any material respect, of any Environmental Law (as defined herein); USWA has received all permits and approvals with respect to emissions into the environment and the proper collection, storage, transport, distribution or disposal of Wastes (as defined herein) and other materials required for the operation of its business at present operating levels; and USWA is not liable or responsible for any clean up, fines, liability or expense arising under any Environmental Law, as a result of the disposal of Wastes or other materials in or on the property of USWA (whether owned or leased), or in or on any other property, including property no longer owned, leased or used by USWA.

         4.21. AGREEMENTS AND TRANSACTIONS WITH RELATED PARTIES. Except as set forth in Schedule 4.21, USWA is not, and since the date of the USWA Balance Sheet has not been, a party to any contract, agreement, lease or transaction with, or any other commitment to, (i) a shareholder, (ii) any person related by blood, adoption or marriage to a shareholder, (iii) any director or officer of USWA, (iv) any corporation or other entity in which any of the foregoing parties has, directly or indirectly, at least five percent (5.0%) beneficial interest in the capital stock or other type of equity interest in such corporation or other entity, or (v) any partnership in which any such party is a general partner or a limited partner having a five percent (5%) or more interest therein (any or all of the foregoing being herein referred to as a "Related Party" and collectively as the "Related Parties"). Except as set forth on Schedule 4.21 and without limiting the generality of the foregoing, (A) no Related Party, directly or indirectly, owns or controls any assets or properties which are or have since the date of the A1 Balance Sheet been used in the business of USWA, and (B) no Related Party, directly or indirectly, engages in or has any significant interest in or connection with any business: (1) which is or which, since inception of USWA, has been a competitor, customer or supplier of, or has done business with, USWA, or (2) which as of the date hereof sells or distributes products or provides services which are similar or related to the products or services of USWA.

         4.22. FULL DISCLOSURE. No representation or warranty of USWA or Ingarfield contained in this Agreement, and none of the statements or information concerning USWA contained in this Agreement and the Exhibits and Schedules hereto, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


5.       CONDUCT OF BUSINESSES OF A1 AND USWA PENDING CLOSING.

         5.1. BUSINESS IN THE ORDINARY COURSE. From the date hereof until the Closing, and except as set forth on Schedule 5.1, the businesses of A1 and USWA shall be conducted only in the ordinary course, and consistent with past practice. Without limiting the generality of the foregoing:

              (a) neither A1 nor USWA shall enter into any contract, agreement or other arrangement which would constitute a Material Contract, except for contracts to sell or supply goods or services to customers in the ordinary course of business at prices and on terms substantially consistent with the prior operating practices of such parties;

              (b) except for sales of personal property in the ordinary course of their businesses, neither A1 nor USWA shall assign, transfer, mortgage, convey, encumber or otherwise dispose of, or cause the sale, assignment, transfer, mortgage, conveyance, encumbrance or other disposition of any of the assets or properties of such parties or any interest therein;

              (c) neither A1 nor USWA shall acquire any material assets, except expenditures made in the ordinary course of business as reasonably necessary to enable such parties to conduct its normal business operations and to maintain their normal inventory of goods and materials, at prices and on terms substantially consistent with current market conditions and prior operating practices;

              (d) A1 and USWA shall maintain in full force and effect all insurance policies referred to in Sections 3.18 and 4.18 hereof or other insurance equivalent thereto;

              (e) the books, records and accounts of A1 and USWA shall be maintained in the usual, regular and ordinary course of business on a basis consistent with prior practices and in accordance with GAAP;

              (f) A1 and USWA shall use their best efforts to preserve their business organizations, to preserve the good will of their suppliers, customers and others having business relations with A1 and USWA; and to retain the services of key employees and agents of A1 after the Closing Date on terms reasonably satisfactory to USWA;

              (g) except as they may terminate in accordance with their terms or in accordance with the terms of this Agreement, A1 and USWA shall keep in full force and effect, and not cause a default of any of its obligations under, each of their contracts and commitments;

              (h) A1 and USWA shall duly comply in all material aspects with all laws applicable to them and to the conduct of their business;

              (i) neither A1 and USWA shall create, incur or assume any liability or indebtedness, except in the ordinary course of business consistent with past practices;

              (j) neither A1 and USWA shall make or commit to make or commit to make any capital expenditures in excess of ten thousand dollars ($10,000) in the aggregate;

              (k) other than as contemplated in this Agreement, neither A1 and USWA shall apply any of their assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any shareholder or any Related Party; and

              (l) neither A1, USWA, Ingarfield nor Gooden shall take or omit to take any action which would render any of the parties' representations or warranties untrue or misleading, or which would be a breach of any of the parties' covenants.

         5.2. No Material Changes. Except as set forth in this Agreement, neither A1 nor USWA shall materially alter its organization, capitalization, or financial structure, practices or operations. Without limiting the generality of the foregoing:

              (a) no change shall be made in the Articles of Incorporation or by-laws of A1 or USWA;

              (b) no change shall be made in the authorized or issued capital stock of A1 or USWA;


              (c) neither A1 nor USWA shall issue or grant any right or option to purchase or otherwise acquire any of its capital stock or other securities;

              (d) no dividend or other distribution or payment shall be declared or made with respect to any of the capital stock of A1 (except tax distributions to Gooden and B. Gooden) or USWA; and

              (e) no change shall be made which affects A1's banking arrangements.

         5.3. COMPENSATION. No increase shall be made in the compensation or employee benefits payable or to become payable to any director, officer, employee or agent of A1 or USWA, and no bonus or profit-share payment or other arrangement (whether current or deferred) shall be made to or with any such director, officer, employee or agent, except in the ordinary course of business and consistent with prior practices.

         5.4. NOTIFICATION. Each party to this Agreement shall promptly notify the other parties in writing of the occurrence, or threatened occurrence, of any event that would constitute a breach or violation of this Agreement by any party or that would cause any representation or warranty made by the notifying party in this Agreement to be false or misleading in any respect. Gooden and Ingarfield shall promptly notify all parties of any event of which Gooden or Ingarfield obtains knowledge which could have an A1 Material Adverse Effect or a USWA Material Adverse Effect.

6. CONDITIONS TO OBLIGATIONS OF ALL PARTIES. The obligation of the parties hereto to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing, of each of the following conditions; any or all of which may be waived in whole or in part by the joint agreement of the parties hereto:

         6.1. EFFECTIVE REGISTRATION STATEMENT. USWA shall prepare, file with and have declared effective by the SEC a registration statement covering the resale of shares of USWA Common Stock as set forth in Section 1.5 hereof.

         6.2. ABSENCE OF ACTIONS. No action or proceeding shall have been brought or threatened before any court or administrative agency to prevent the consummation or to seek damages in a material amount by reason of the transactions contemplated hereby, and no governmental authority shall have asserted that the within transactions (or any other pending transaction involving USWA, Gooden or A1 when considered in light of the effect of the within transactions) shall constitute a violation of law or give rise to material liability on the part of USWA, Gooden or A1.

         6.3. CONSENTS. The parties shall have received from any suppliers, lessors, lenders, lien holders or governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement, or any part hereof, such consents, authorizations and approvals as are necessary for the consummation hereof, including, without limitation, the consents listed on
Schedule 6.3.

7. CONDITIONS TO OBLIGATIONS OF USWA. All obligations of USWA to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by USWA:

         7.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 3 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of A1 or Gooden in connection with the transactions contemplated by this Agreement shall be true, correct and complete in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true, correct and complete at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

         7.2. COMPLIANCE WITH AGREEMENTS AND CONDITIONS. A1 and Gooden shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

         7.3. ABSENCE OF MATERIAL ADVERSE CHANGES. No material adverse change in the business, assets, financial condition, or prospects of A1 shall have occurred, no substantial part of the assets of A1 not substantially covered by insurance shall have been destroyed due to fire or other casualty, and no event shall have occurred which has had or will have an A1 Material Adverse Effect.

         7.4. CERTIFICATE OF A1 AND GOODEN. A1 and Gooden shall have executed and delivered, or caused to be executed and delivered, to USWA one or more certificates, dated the Closing Date, certifying in such detail as USWA may reasonably request to the fulfillment and satisfaction of the conditions specified in Sections 7.1 through 7.3 above.

         7.5 OPINION OF GOODEN'S COUNSEL. USWA shall have received a written opinion of counsel for Gooden to the effect that:

              (a) A1 is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has full corporate power and authority to conduct its business and to own or lease its properties as and in the places where such business is being conducted and where such properties are now owned, maintained, leased or operated.

              (b) All requisite corporate action on the part of A1, its respective directors, Gooden and B. Gooden necessary for the authorization, execution and delivery of this Agreement and all of the other agreements referenced herein and for the performance of all obligations thereunder and the consummation of the transactions contemplated hereby have been duly and validly taken.

8. CONDITIONS TO OBLIGATIONS OF GOODEN. All of the obligations of Gooden and B. Gooden to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part, by Gooden:

         8.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 4 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of USWA or Ingarfield in connection with the transactions contemplated by this Agreement shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) when made and shall be deemed to be made again at and as of the Closing Date and shall be true at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

         8.2. COMPLIANCE WITH AGREEMENTS AND CONDITIONS. USWA and Ingarfield shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by USWA and Ingarfield prior to or on the Closing Date.

         8.3. ABSENCE OF MATERIAL ADVERSE CHANGES. No material adverse change in the business, assets, financial condition, or prospects of USWA, taken as a whole, shall have occurred, no substantial part of the assets of USWA, taken as a whole, shall have been destroyed due to fire or other casualty, and no event shall have occurred which has had, or will have a material adverse effect on the business, assets, financial condition or prospects of USWA.

         8.4. COMPLIANCE WITH SECTION 3.25. USWA shall have delivered to Gooden copies of documents set forth in Section 3.25 hereof.

         8.5. CERTIFICATE OF USWA. USWA and Ingarfield shall have delivered to Gooden one or more certificates, dated as of the Closing Date, certifying in such detail as Gooden may reasonably request to the fulfillment and satisfaction of the conditions specified in Sections 8.1 through 8.4 above.

         8.6 OPINION OF USWA'S COUNSEL. Gooden shall have received a written opinion of counsel for USWA to the effect that:

              (a) USWA is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power and authority to conduct its business and to own or lease its properties as and in the places where such business is being conducted and where such properties are now owned, maintained, leased or operated.

              (b) All requisite corporate action on the part of USWA, its respective directors and officers necessary for the authorization, execution and delivery of this Agreement and all of the other agreements referenced herein and for the performance of all obligations thereunder and the consummation of the transactions contemplated hereby have been duly and validly taken.

         8.7. PRIVATE PLACEMENT PROCEEDS. HGB Financial Services LLC ("HGB") shall have raised One Million Five Hundred Seventy-Five Thousand Dollars

($1,575,000) in net proceeds after all commissions and expenses (the "Private Placement Proceeds") in a private placement on behalf of USWA (the "Private Placement") pursuant to that certain Consulting Agreement, dated February 1, 2001, as amended, by and between A1 and HGB (the "Consulting Agreement") and such Private Placement Proceeds shall have been deposited in an escrow account prior to Closing under terms acceptable to Gooden and HGB. In addition, HGB shall have delivered copies of all subscription documents completed by subscribers in the Private Placement to the Escrow Agent and delivered copies thereof to House Law Firm PLLC and Kirkpatrick & Lockhart LLP. All costs and expenses related to the Private Placement shall be paid out of escrow at Closing.

         8.8. PRIVATE PLACEMENT PROCEEDS. Prior to the Closing, A1, USWA and Gooden shall enter into an agreement with the legal entity that is to raise and hold the Private Placement Proceeds whereby the Private Placement Proceeds shall be transferred to USWA in exchange for a maximum of 500,000 shares of USWA Common Stock. The agreement shall include mutually acceptable representations, warranties, and indemnification for compliance with all securities laws from the entity raising the Private Placement Proceeds.

         8.9. AMENDMENT OF CONSULTING AGREEMENT. Prior to the Closing, A1, Gooden and HGB shall amend the Consulting Agreement to reflect the issuance of USWA Common Stock to HGB for consulting services rendered to A1 and USWA and to contain mutually acceptable representation, warranties and indemnification from HGB and its principals relating to HGB's compliance with all federal and stock securities laws with respect to its involvement in raising the Private Placement Proceeds and other terms acceptable to A1, Gooden and HGB in their sole discretion.

9. INDEMNIFICATION.

         9.1. Indemnification by Gooden and A1. Subject to Section 9.5, Gooden and A1 (hereinafter collectively called the "Indemnitor") shall jointly and severally defend, indemnify and hold harmless USWA, its direct and indirect parent corporations, subsidiaries (including A1 after Closing) and affiliates, their officers, directors, employees, agents and Ingarfield (hereinafter collectively called "Indemnitees") against and in respect of any and all loss, damage, liability, fine, penalty, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "Indemnified Losses"), suffered or incurred by any Indemnitee by reason of, or arising out of:

              (a) any misrepresentation, breach of warranty or breach or non-fulfillment of any agreement of Gooden or A1 contained in this Agreement or in any certificate, schedule, instrument or document delivered to USWA by or on behalf of Gooden or A1 pursuant to the provisions of this Agreement; and

              (b) any liabilities of A1 of any nature whatsoever (including tax liability, penalties and interest), whether accrued, absolute, contingent or otherwise, (i) existing as of the dates of each of the A1 Financial Statements, and required to be shown therein in accordance with GAAP, to the extent not reflected or reserved against in full in the A1 Financial Statements; (ii) arising or occurring not in the ordinary course of business between the A1 Balance Sheet Date and the Closing Date; and (iii) not disclosed in this Agreement or the Schedules hereto.

         9.2. INDEMNIFICATION BY INGARFIELD. Subject to Section 9.5, Ingarfield (hereinafter called the "Indemnitor") shall defend, indemnify and hold harmless Gooden and A1 (hereinafter collectively called "Indemnitees") against and in respect of any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "Indemnified Losses"), suffered or incurred by the Indemnitees by reason of or arising out of:

              (a) any misrepresentation, breach of warranty or breach or non-fulfillment of any agreement of USWA or Ingarfield contained in this Agreement or in any other certificate, schedule, instrument or document delivered to A1 or Gooden by or on behalf of USWA or Ingarfield pursuant to the provisions of this Agreement; and

              (b) any liabilities of USWA of any nature whatsoever (including tax liability, penalties and interest), whether accrued, absolute, contingent or otherwise: (i) existing on the dates of each of the USWA Financial Statements; (ii) arising or occurring not in the ordinary course of business between the USWA Balance Sheet Date and the Closing Date; (iii) not disclosed in this Agreement or the Schedules hereto; and (iv) existing on the Closing Date.

         9.3. DEFENSE OF CLAIMS.

              9.3.1. Should any claim or action by a third party arise after the Closing Date for which an Indemnitor is liable under the terms of this Agreement, the Indemnitee shall notify the Indemnitor within ten (10) days after such claim or action arises and is known to Indemnitee, and shall give the Indemnitor a reasonable opportunity to participate in any proceedings and to settle or defend any such claim or action. The expenses of all proceedings, contests or lawsuits with respect to such claims or actions shall be borne by the Indemnitor. If the Indemnitor wishes to assume the defense of such claim or action, the Indemnitor shall give written notice to the Indemnitees within ten

(10) days after notice from the Indemnitees of such claim or action, and the Indemnitor shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to the Indemnitees, provided that Indemnitees may participate in such defense at their own expense, and the Indemnitor shall, in any event, have the right to control the defense of the claim or action.

              9.3.2. If the Indemnitor shall not assume the defense of, or if after so assuming it shall fail to defend, any such claim or action, the Indemnitees may defend against any such claim or action in such manner as they may deem appropriate and the Indemnitees may settle such claim or litigation on such terms as they may deem appropriate but subject to the Indemnitor's approval, such approval not to be unreasonably withheld; provided, however, that any such settlement shall be deemed approved by the Indemnitor if the Indemnitor fails to object thereto, by written notice to the Indemnitees, within fifteen
(15) days after the Indemnitor's receipt of a written summary of such settlement. The Indemnitor shall promptly reimburse the Indemnitees for the amount of all expenses, legal and otherwise, incurred by the Indemnitees in connection with the defense and settlement of such claim or action.

              9.3.3. If a non-appealable judgment is rendered against any of the Indemnitees in any action covered by the indemnification hereunder, or any lien attaches to any of the assets of any of the Indemnitees, the Indemnitor shall immediately upon such entry or attachment pay such judgment in full or discharge such lien unless, at the expense and direction of the Indemnitor, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, the Indemnitor shall forthwith pay such judgment or discharge such lien before any of the Indemnitees is compelled to do so.

         9.4. WAIVER. The failure of any Indemnitee to give any notice or to take any action hereunder shall not be deemed a waiver of any of the rights of such Indemnitee hereunder, except to the extent that Indemnitor is actually prejudiced by such failure.

         9.5. LIMITATIONS ON INDEMNIFICATION. Notwithstanding anything to the contrary contained in this Agreement:

              9.5.1. TIME LIMITATION. No party shall be responsible hereunder for any Indemnified Loss unless the Indemnitee shall have provided such party with written notice containing a reasonable description of the claim, action or circumstances giving rise to such Indemnified Loss within three (3) years after the Closing Date (the "Indemnity Notice Period"); provided, however, that:

              (a) there shall be no limit on the Indemnity Notice Period for indemnity claims: (i) against Gooden or Ingarfield for Indemnified Losses arising or resulting from a breach of a representation or warranty of Gooden or Ingarfield relating to Section 3.8, Environmental Laws, Taxes or any liability of A1 or USWA arising prior to the Closing and relating to the handling or disposal of Wastes or the failure to comply with any Environmental Law; and (ii) against any party based on fraud, intentional breach or misrepresentation.

              9.5.2. INDEMNIFICATION BASKET. No party shall have any liability hereunder for Indemnified Losses after Closing, with respect to a breach of the representations and warranties contained herein, until the aggregate of all Indemnified Losses for which Gooden and A1 as a group or Ingarfield, as applicable, are responsible under this Agreement exceeds Ten Thousand Dollars ($10,000) (the "Basket"); provided that once this Basket amount is exceeded for Gooden and A1 as a group or Ingarfield, as applicable, the responsible party or parties shall be responsible for all Indemnified Losses, from the first dollar as if such Basket never existed; and further provided that this Section 9.5.2 shall not limit in any respect indemnity claims: (i) based upon fraud, intentional breach or misrepresentation; (ii) arising from a breach by the Indemnitor of any covenant contained in Sections 2.2 and 2.3 hereof; or (iii) arising from a breach by Gooden or Ingarfield of any representation or warranty contained in Sections 3.2 and 4.2 hereto.


10. TERMINATION.

         10.1. TERMINATION. This Agreement may be terminated at any time on or prior to the Closing:

              (a) By mutual consent of the parties hereto; or

              (b) At the election of USWA if: (i) Gooden or A1 has breached or failed to perform or comply with any of their representations, warranties, covenants or obligations under this Agreement; or (ii) any of the conditions precedent set forth in Section 6 or 7 is not satisfied as and when required by this Agreement; or (iii) the Closing has not been consummated by ninety (90) days after the date hereof; or

              (c) At the election of Gooden if: (i) USWA or Ingarfield has breached or failed to perform or comply with any of its representations, warranties, covenants or obligations under this Agreement; or (ii) any of the conditions precedent set forth in Section 6 or 8 is not satisfied as and when required by this Agreement; or
         (iii) if the Closing has not been consummated by ninety (90) days after the date hereof.

         10.2. MANNER AND EFFECT OF TERMINATION. Written notice of any termination ("Termination Notice") pursuant to this Section 10 shall be given by the party electing termination of this Agreement ("Terminating Party") to the other party or parties (collectively, the "Terminated Party"), and such notice shall state the reason for termination. The party or parties receiving Termination Notice shall have a period of ten (10) days after receipt of Termination Notice to cure the matters giving rise to such termination to the reasonable satisfaction of the Terminating Party. If the matters giving rise to termination are not cured as required hereby, at the election of the Terminating Party this Agreement shall be terminated effective as of the close of business on the tenth (10th) day following the Terminated Party's receipt of Termination Notice. Upon termination of this Agreement prior to the consummation of the Closing and in accordance with the terms hereof, this Agreement shall become void and of no effect, and none of the parties shall have any liability to the others, except that nothing contained herein shall relieve any party from: (i) its obligations under Sections 2.2 and 2.3; or (ii) liability for its intentional breach of any representation, warranty or covenant contained herein, or its intentional failure to comply with the terms and conditions of this Agreement or to perform its obligations hereunder.

11. MISCELLANEOUS.

         11.1. NOTICES.

              11.1.1. All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon delivery if delivered in person, sent by Federal Express (or similar recognized overnight courier service) or telecopied to the parties at the following addresses:

         If to A1 or Gooden:                David Gooden
                                            A1 Cellular, Inc.
                                            7703 North Kings Highway
                                            Myrtle Beach, South Carolina  29572

         With a copy to:                    Don R. House, Esq.
                                            House Law Firm, PLLC
                                            3325 Healy Drive
                                            Winston-Salem, North Carolina  27103


         If to USWA or Ingarfield:          Earl T. Ingarfield
                                            USWEBAUCTIONS, Inc.
                                            22 South Links Avenue, Suite 204
                                            Sarasota, Florida  34236

         With a copy to:                    Clayton E. Parker, Esq.
                                            Kirkpatrick & Lockhart LLP
                                            201 South Biscayne Boulevard
                                            Suite 2000 Miami Center
                                            Miami, Florida  33131


              11.1.2. Notices may also be given in any other manner permitted by law, effective upon actual receipt. Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

         11.2. SURVIVAL. The representations, warranties, agreements and indemnifications of the parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive any investigation heretofore or hereafter made by the parties and the consummation of the transactions contemplated herein and shall continue in full force and effect and survive after the Closing, subject to the limitations of Section 9.5.

         11.3. COUNTERPARTS; INTERPRETATION. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one instrument. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby. All Schedules hereto shall be deemed a part of this Agreement. This Agreement shall not be altered or amended except by a written instrument signed by or on behalf of all of the parties hereto. No ambiguity in any provision hereof shall be construed against a party by reason of the fact it was drafted by such party or its counsel. For purposes of this Agreement "herein," "hereby," "hereof," "hereunder," "herewith," "hereafter" and "hereinafter" and similar words refer to this Agreement in its entirety, and not to any particular subsection or paragraph. References to "including" means including without limiting the generality of any description preceding such term. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

         11.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         11.5. PARTIAL INVALIDITY AND SEVERABILITY. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any terms of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

         11.6. WAIVER. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of a party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other future exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

         11.7. HEADINGS. The headings as to contents of particular paragraphs of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or as a limitation on the scope of any terms or provisions of this Agreement.

         11.8. EXPENSES. Except as otherwise expressly provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by USWA or A1 as each party incurs such expenses but prior to Closing.

         11.9. FINDER'S FEES. USWA represents to Gooden that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the USWA to be paid for or on account of the transactions contemplated hereby. Except as set forth in this Agreement, Gooden represents to USWA that no broker, agent, finder or other party has been retained by Gooden or A1 in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by Gooden or A1 to be paid for or on account of the transactions contemplated hereby.

         11.10. GENDER. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders. 11.11. Acceptance by Fax. This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of the signature pages hereto.

         11.12. ATTORNEYS' FEES. In the event of any litigation or other proceeding arising out of or in connection with this Agreement, the prevailing party or parties shall be entitled to recover its or their reasonable attorneys' fees and court costs from the other party or parties.

         11.13. NO JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be duly executed by their duly authorized officers as of the date first above written.

                                           USWEBAUCTIONS, INC.:

                                           By:________________________________

                                           Name: _____________________________

                                           Title: ____________________________





                                      [Signatures continued on following page.]

                                        A1 CELLULAR, INC.:

                                        By:____________________________________

                                        Name: _________________________________

                                        Title: ________________________________



                                        SHAREHOLDERS:

                                        _________________________________(SEAL)
                                        David Gooden

                                        _________________________________(SEAL)
                                        Beverly I. Gooden

                                        _________________________________(SEAL)
                                        Earl T. Ingarfield